Exhibit 11

                           CHARTER ONE FINANCIAL, INC.
                        COMPUTATION OF PER SHARE EARNINGS


                                                       THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                 --------------------------------   --------------------------------
                                                    9/30/02          9/30/01           9/30/02          9/30/01
                                                    -------          -------           -------          -------
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

BASIC EARNINGS PER SHARE(1):
  Net income................................... $       143,562  $       130,433   $       431,942  $       365,635
                                                 ===============  ===============   ===============  ===============
  Weighted average common shares
   outstanding.................................     228,765,954      235,945,178       230,549,330      231,479,675
                                                 ===============  ===============   ===============  ===============
  Basic earnings per share..................... $           .63  $           .55   $          1.87  $          1.58
                                                 ===============  ===============   ===============  ===============

DILUTED EARNINGS PER SHARE(1):
  Net income................................... $       143,562  $       130,433   $       431,942  $       365,635
                                                 ===============  ===============   ===============  ===============
  Weighted average common shares
   outstanding.................................     228,765,954      235,945,178       230,549,330      231,479,675
  Add common stock equivalents for
   shares issuable under stock option plans....       6,849,503        6,163,193         7,104,231        5,892,041
                                                 ---------------  ---------------   ---------------  ---------------
  Weighted average common and common
   equivalent shares outstanding...............     235,615,457      242,108,371       237,653,561      237,371,716
                                                 ===============  ===============   ===============  ===============
  Diluted earnings per share................... $           .61  $           .54   $          1.82  $          1.54
                                                 ===============  ===============   ===============  ===============


-------------------------
(1)  Restated to reflect the 5% stock dividend issued September 30, 2002.











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